UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) OF THE
Securities Exchange Act of 1934

(Exact name of registrant as specified in its charter)

March 27, 2017
(Date of Earliest Event Reported)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)
(Zip code)

(502) 636-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2017, Churchill Downs Incorporated, a Kentucky corporation (the “Company”), entered into the First Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 12, 2014, among the Company, Big Fish Games, Inc., a Washington corporation (“Big Fish”), Ocean Acquisition Corp., a Washington corporation and wholly-owned subsidiary of the Company, and Paul J. Thelen, as Big Fish securityholders’ agent. As previously disclosed, the Company acquired Big Fish in accordance with the Merger Agreement on December 16, 2014.

Pursuant to the Merger Agreement, a portion of the merger consideration, including the earn-out consideration, payable to Paul J. Thelen (the “Founder”) was held back by the Company and is payable to the Founder as of December 15, 2017. The Amendment provides that the Company will make such deferred payments to the Founder on January 3, 2018.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibit Number     Description

2.1
First Amendment, dated as of March 27, 2017, to the Agreement and Plan of Merger, dated as of November 12, 2014, by and among Churchill Downs Incorporated, Ocean Acquisition Corp., Big Fish Games, Inc. and the securityholders’ agent party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

March 27, 2017	By: /s/ Brad Blackwell
Name: Brad Blackwell
Title: Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number     Description

2.1
First Amendment, dated as of March 27, 2017, to the Agreement and Plan of Merger, dated as of November 12, 2014, by and among Churchill Downs Incorporated, Ocean Acquisition Corp., Big Fish Games, Inc. and the securityholders’ agent party thereto